Item 77 C -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Federated Bond Fund was held on November 13, 1999. The following items, which are required to be reported under this
Item 77C, were approved at the meeting:

AGENDA ITEM 1: To elect three (3) Directors;

				SHARES VOTED		SHARES VOTED
				FOR			WITHHELD
John F. Cunningham		59,274,445		1,248,414
C.F. Mansfield, Jr.		59,271,960		1,250,899
John S. Walsh			59,295,390	        1,227,469

AGENDA ITEM 2A: To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities;

SHARES VOTED		      SHARES VOTED	     SHARES
FOR			      AGAINST                ABSTAINING
46,321,556		      1,685,958		     2,198,350

AGENDA ITEM 2B: To amend the Fund's fundamental investment policy regarding investments in real estate;

SHARES VOTED		      SHARES VOTED	     SHARES
FOR			      AGAINST		     ABSTAINING
45,993,662		      2,064,066		     2,153,470

AGENDA ITEM 2C: To amend the Fund's fundamental investment policy regarding investments in commodities;

SHARES VOTED	 	     SHARES VOTED	     SHARES
FOR			     AGAINST		     ABSTAINING
45,087,424		     2,916,815		     2,201,625

AGENDA ITEM 2D: To amend the Fund's fundamental investment policy regarding underwriting securities;

SHARES VOTED		     SHARES VOTED	     SHARES
FOR		             AGAINST		     ABSTAINING
46,053,051		     1,917,472	             2,235,341



AGENDA ITEM 2E: To amend the Fund's fundamental investment policy regarding lending assets;

SHARES VOTED	             SHARES VOTED	     SHARES
FOR			     AGAINST		     ABSTAINING
45,711,303		     2,256,788		     2,237,773



AGENDA ITEM 2F: To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments;

SHARES VOTED	             SHARES VOTED	     SHARES
FOR			     AGAINST		     ABSTAINING
46,398,227		     1,604,174		     2,203,463

AGENDA ITEM 2G: To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin;

SHARES VOTED   	             SHARES VOTED	     SHARES
FOR			     AGAINST		     ABSTAINING
44,650,509		     3,145,359		     2,409,996

AGENDA ITEM 2H: To amend, and to make non-fundamental, the fund's fundamental investment policy regarding pledging assets;

SHARES VOTED	             SHARES VOTED	     SHARES
FOR			     AGAINST		     ABSTAINING
44,941,499		     2,995,635		     2,268,730

AGENDA ITEM 3: To eliminate the Fund's fundamental investment policy on selling securities short;

SHARES VOTED	            SHARES VOTED	     SHARES
FOR			    AGAINST		     ABSTAINING
44,942,649		    2,961,326	 	     2,307,223

AGENDA ITEM 4A: To require the approval of a "1940 Act" majority of shareholders in the event of the sale or conveyance of the assets of the corporation to another corporation or trust, to the extent permitted under Maryland law;

SHARES VOTED		    SHARES VOTED	     SHARES
FOR			    AGAINST		     ABSTAINING
45,824,422		    2,324,222		     2,062,554

AGENDA ITEM 4B: To permit the Board of Directors to liquidate the assets of the corporation, or of a series or class, and distribute the proceeds of such assets to the holders of such shares representing such interests, without seeking shareholder approval, to the extent permitted under Maryland law;

SHARES VOTED		    SHARES VOTED	     SHARES
FOR			    AGAINST		     ABSTAINING
43,312,551		    4,848,974		     2,044,339


The Definitive Proxy Statement for the Special Meeting held on November 13, 1999, was filed with the Securities and Exchange Commission on October 13, 1999, and is incorporated by reference. (File No. 811-0721)